     As filed with the Securities and Exchange Commission on March 14, 2003
                                                      Registration No. 333-41982
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           --------------------------

                               AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933



                            BAKER HUGHES INCORPORATED
             (Exact name of registrant as specified in its charter)


            DELAWARE                                     74-0207995
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)


       3900 ESSEX LANE, SUITE 1200
             HOUSTON, TEXAS                              77027-5177
(Address of Principal Executive Offices)                 (Zip Code)



                            BAKER HUGHES INCORPORATED
                         1998 EMPLOYEE STOCK OPTION PLAN


                            ALAN R. CRAIN, JR., ESQ.
                                 GENERAL COUNSEL
             BAKER HUGHES INCORPORATED, 3900 ESSEX LANE, SUITE 1200
                            HOUSTON, TEXAS 77027-5177
                     (Name and address of agent for service)


                                 (713) 439-8600
          (Telephone number, including area code, of agent for service)

                         POST-EFFECTIVE AMENDMENT NO. 1

         Baker Hughes Incorporated (the "Registrant") is filing this post-effective amendment to the Baker Hughes Incorporated 1998 Employee Stock Option Plan Registration Statement No. 333-41982, filed on July 21, 2000 with the Securities and Exchange Commission to deregister 2,050,000 shares of Common Stock previously registered on Registration Statement No. 333-41982.

         Concurrently with the filing of this Amendment No. 1 to Registration Statement, the Registrant will file a Registration Statement on Form S-8 for the Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan ("2002 D&O LTIP") and a Registration Statement on Form S-8 for the Baker Hughes Incorporated Director Compensation Deferral Plan ("Director Deferral Plan"). The Registrant will carry forward the 2,050,000 shares being deregistered under this Amendment No. 1 to Registration Statement on Form S-8 to the Registration Statement on Form S-8 for the 2002 D&O LTIP (1,870,000 shares) and the Registration Statement on Form S-8 for the Director Deferral Plan (180,000).

         The $15,595.81 registration fee previously paid by the Registrant to register 1,870,000 shares of the 2,050,000 shares being deregistered under this Amendment No. 1 to Registration Statement on Form S-8 for the Baker Hughes Incorporated 1998 Employee Stock Option Plan will be carried forward and applied to the registration fee due as a result of registering the 1,870,000 shares on Registration Statement on Form S-8 for the 2002 D&O LTIP.

         Additionally, the $1,501.20 registration fee previously paid by the Registrant to register 180,000 shares of the 2,050,000 shares being deregistered under this Amendment No. 1 to Registration Statement on Form S-8 for the Baker Hughes Incorporated 1998 Employee Stock Option Plan will be carried forward and applied to the registration fee due as a result of registering the 180,000 shares on Registration Statement on Form S-8 for the Director Deferral Plan.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby appoints Michael E. Wiley and G. S. Finley and each of them, either of whom may act without the joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement, including without limitation any registration statement of the type contemplated by Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 29, 2003.

                                               BAKER HUGHES INCORPORATED
                                                       (Registrant)


                                     By          /s/ MICHAEL E. WILEY
                                        ----------------------------------------
                                                     Michael E Wiley
                                            Chairman of the Board, President and
                                                   Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                  Signature                                     Title                              Date
                  ---------                                     -----                              ----
            /s/ MICHAEL E. WILEY                  Chairman of the Board, President,          January 29, 2003
--------------------------------------------    Chief Executive Officer, and Director
              Michael E. Wiley                      (principal executive officer)



              /s/ G. S. FINLEY                   Senior Vice President - Finance and         January 29, 2003
--------------------------------------------     Administration and Chief Financial
                G. S. Finley                    Officer (principal financial officer)



             /s/ ALAN J. KEIFER                     Vice President and Controller            January 29, 2003
--------------------------------------------       (principal accounting officer)
               Alan J. Keifer

                  Signature                                     Title                              Date
                  ---------                                     -----                              ----
        /s/ CLARENCE P. CAZALOT, JR.                          Director                       January 29, 2003
--------------------------------------------
          Clarence P. Cazalot, Jr.


           /s/ EDWARD P. DJEREJIAN                            Director                       January 29, 2003
--------------------------------------------
             Edward P. Djerejian


          /s/ ANTHONY G. FERNANDES                            Director                       January 29, 2003
--------------------------------------------
            Anthony G. Fernandes


           /s/ CLAIRE W. GARGALLI                             Director                       January 29, 2003
--------------------------------------------
             Claire W. Gargalli


            /s/ RICHARD D. KINDER                             Director                       January 29, 2003
--------------------------------------------
              Richard D. Kinder


              /s/ JAMES A. LASH                               Director                       January 29, 2003
--------------------------------------------
                James A. Lash


             /s/ JAMES F. MCCALL                              Director                       January 29, 2003
--------------------------------------------
               James F. McCall


            /s/ J. LARRY NICHOLS                              Director                       January 29, 2003
--------------------------------------------
              J. Larry Nichols


           /s/ H. JOHN RILEY, JR.                             Director                       January 29, 2003
--------------------------------------------
             H. John Riley, Jr.


            /s/ CHARLES L. WATSON                             Director                       January 29, 2003
--------------------------------------------
              Charles L. Watson